Chembio Diagnostics to Report Fourth Quarter and 2017 Financial Results on March 8, 2018

MEDFORD, NY, February 22, 2018 -- Chembio Diagnostics, Inc. (Nasdaq: CEMI), a leader in point-of-care diagnostic tests for infectious diseases, announced today that it will release financial results for the fourth quarter and full year 2017 after the close of trading on Thursday, March 8, 2018.  The Company's management team will host a corresponding conference call beginning at 4:30 pm ET.
Investors interested in listening to the conference call may do so by dialing 877-407-0778 from the US or 201-689-8565 from outside the US.  A live and archived webcast of the event will be available on the "Investors" section of the Company's website at www.chembio.com.  A telephone replay will be available by dialing 877-481-4010 from the US or 919-882-2331 from outside the US using passcode 26056 until 4:30pm ET on Thursday, March 15, 2018.

Contact:
Lynn Pieper Lewis
Gilmartin Group
Investor Relations
(415) 937-5402
investor@chembio.com